Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$272,809,981
Unrealized Gain (Loss) on Market Value of Futures	(69,092,292)
Dividend Income	140,716
Interest Income	237,039
ETF Transaction Fees	18,000
Total Income (Loss)	$204,113,444

Expenses
General Partner Management Fees	$1,648,202
Professional Fees	371,475
Brokerage Commissions	200,236
Directors' Fees and insurance	33,995
NYMEX License Fee	54,940
SEC & FINRA Registration Expense	272,025
Total Expenses	$2,580,873
Net Income (Loss)	$201,532,571

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$4,168,455,647
Additions (14,300,000 Shares)	436,834,672
Withdrawals (10,600,000 Shares)	(321,827,743)
Net Income (Loss)	201,532,571

Net Asset Value End of Month	$4,484,995,147
Net Asset Value Per Share (147,423,603 Shares)	$30.42

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596